The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
To prospectus dated September 30, 2016	Registration No. 333-212550

Subject to completion dated December 12, 2017

Series A Units consisting of One Share of Common Stock and One Series A
Warrant to Purchase          Shares of Common Stock

Series B Units consisting of One Pre-Funded Series B Warrant to
Purchase One Share of Common Stock and One Series A Warrant to
Purchase          Shares of Common Stock

We are offering on a “best-efforts” basis          Series A units (the “Series A Units”), with each Series A Unit consisting of (i) one share of common stock and (ii) one Series A Warrant to purchase          shares of common stock (the “Series A Warrants”). We are not registering hereunder the shares of common stock issuable from time to time upon exercise of the Series A Warrants.

We are also offering to those purchasers whose purchase of Series A Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock following the consummation of this offering, in lieu of Series A Units that would otherwise result in ownership in excess of 9.99% of our outstanding common stock,          Series B units (the “Series B Units”, and together with the “Series A Units”, the “Units”), with each Series B Unit consisting of (i) one pre-funded Series B Warrant to purchase one share of common stock (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”) and (ii) one Series A Warrant.

The Units will not be issued or certificated. The shares of common stock, Series A Warrants and Series B Warrants will all be immediately separable and issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Series B Warrants.

The Series A Warrants will be initially exercisable on the first trading day following the one year anniversary of the date of issuance and will expire five years from the date such Series A Warrants are first exercisable. Each Series B Warrant will be exercisable at any time on or after the issuance date until the five-year anniversary of the issuance date. Each Series A Warrant will be exercisable at a price of $          per share of our common stock, subject to adjustment. Each Series B Warrant will  have an aggregate exercise price of $         per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment.

For a more detailed description of our common stock, Series A Warrants and Series B Warrants, see the section entitled “Description of the Securities We are Offering” beginning on page S-18 of this prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “HMNY”. The last reported trading price of our common stock on December 11, 2017 was $9.13 per share. There is no public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on the Nasdaq Capital Market, any other national securities exchange, or any nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price per Unit	Total(2)
Offering price
Underwriting discounts and commissions(1)
Proceeds to us before expenses

____________

(1)      In addition, we have agreed to reimburse the underwriters for certain offering-related expenses. We refer you to “Underwriting” beginning on page S-20 of this prospectus supplement for additional information regarding total underwriting compensation.

(2)      Total proceeds includes an aggregate of $     that will be funded upon the exercise of all of the Series B Warrants sold in the offering.

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any Series A Units or Series B Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A Units or Series B Units.

The underwriters expect to deliver the securities offered hereby on or about December   , 2017.

Sole Bookrunner

Canaccord Genuity

The date of this prospectus supplement is December   , 2017.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying any of the shares of common stock and warrants to purchase shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters (nor any of the underwriters’ affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the underwriters are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and the accompanying prospectus include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to:

•         the ability of MoviePass to successfully develop its MoviePass business model;

•         our capital requirements and whether or not we will be able to raise capital when we need it;

•         changes in local, state or federal regulations that will adversely affect our business;

•         our ability to retain our existing clients and market and sell our services to new clients;

•         whether we will continue to receive the services of certain officers and directors;

•         our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•         our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

•         other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as “may,’’ “will,’’ “should,’’ “could,’’ “expects,’’ “plans,’’ “intends,’’ “anticipates,’’ “believes,’’ “estimates,’’ “predicts,’’ “potential,’’ or “continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

About Helios and Matheson Analytics Inc.

Since 1983, we have provided information technology services and solutions including a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. More recently, to provide greater value to our stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

On November 9, 2016, we acquired Zone Technologies, Inc. (“Zone”), a state-of-the-art mapping and spatial analysis company, and on December 11, 2017 we completed our acquisition of a majority interest in MoviePass Inc. (“MoviePass”), the nation’s premier movie theater subscription service.

Completion of the MoviePass Transaction

On December 11, 2017, we completed our acquisition of a majority interest in MoviePass (such acquisition, the “MoviePass Transaction”), pursuant to the previously announced Securities Purchase Agreement, dated as of August 15, 2017, between us and MoviePass (as amended, the “MoviePass SPA”), and the Investment Option Agreement, dated October 11, 2017, between us and MoviePass (the “MoviePass Option Agreement”).

At the closing of the MoviePass Transaction (the “Closing”), MoviePass issued 81,542,016 shares of its common stock to us representing 51.71% of its outstanding common stock in exchange for the following consideration: (1) a subordinated convertible promissory note in the principal amount of $12,000,000, which is convertible into 4,000,0001 shares of our common stock; (2) a $5,000,000 promissory note issued to MoviePass; and (3) the cancellation of a convertible promissory note issued by MoviePass to us in an aggregate principal amount of $11,500,000.

In addition, pursuant to the terms of the Note Purchase Agreement, dated as of December 11, 2017, among us, MoviePass and Christopher Kelly, a director, stockholder and noteholder of MoviePass (“Kelly”), we agreed to purchase from Kelly, within two business days after the Closing, MoviePass convertible promissory notes in an aggregate principal amount of $1,000,000 for $1,000,000 in cash, which will automatically convert into 6,813,178 shares of MoviePass’ common stock amounting to an additional 2% of the outstanding shares of MoviePass common stock on a post-transaction basis within two business days after the Closing, pursuant to a Note Conversion Agreement to be entered into between us and MoviePass.

Pursuant to the MoviePass Option Agreement, upon the Closing, the outstanding convertible promissory notes issued by MoviePass to us in an aggregate principal amount of $12,150,000 as of the closing date were cancelled in exchange for 15,789,764 additional shares of MoviePass’ common stock.

Upon completion of the above issuances, we will own approximately 57.8% of MoviePass’ issued and outstanding common stock, which may be increased in connection with additional option exercises following Closing in accordance with the terms of the MoviePass Option Agreement.

MoviePass

MoviePass was incorporated in Delaware in 2011 and is a movie theater subscription service that allows members to see a new movie every day in theaters nationwide for a monthly price of $9.95. Once they sign up for the MoviePass service online, subscribers are prompted to download the MoviePass application on their smart phones and are then mailed a MoviePass debit card. The MoviePass application shows subscribers the show times of all the movies that are currently showing at their local movie theaters. Once they have received their MoviePass debit card, subscribers can use the debit card to purchase up to one movie ticket per day at any of the movie theaters listed in the MoviePass application without paying any additional costs. During the four months after MoviePass’ announcement of the new monthly subscription plan price in August 2017, MoviePass has grown to over 1,000,000 total subscribers including those on either its monthly or annual plans. This represents strong growth when compared to other subscription-based companies, such Spotify, Hulu, ClassPass and Netflix, which achieved 1,000,000 subscribers over 5, 10, 17 and 39 months, respectively, estimated based on information available publicly from various news and other sources.

MoviePass is led by Mitch Lowe, its Chief Executive Officer, Stacy Spikes, its co-founder and Chief Operating Officer, Sanjay Puri, its Chief Strategy Officer, and Chris Kelly, its Chairman. The Company intends to strengthen its management team and combine its data and artificial intelligence technology with MoviePass’ technology. With our big data and artificial intelligence platforms and other technologies that we own, we believe we will be able to bring a significant technological advantage to MoviePass.

Market Opportunity

Movie going is embedded in American society enjoyed by people of all races, ages and socio-economic levels. As noted below, the 2016 Theatrical Market Statistics Report issued by the Motion Picture Association of America reports an annual average of 246 million movie goers in North America spending $11.4 billion on tickets annually. MoviePass intends to encourage increased attendance at movie theaters with the subscription model by targeting the casual movie goer (those who attend less than once a month) who represent 85% of the total movie going market. MoviePass conducted a study in two test markets using data on movie goers before subscribing to MoviePass and data for movie goers in the first year after having MoviePass. The results from the study demonstrate that MoviePass drove a 100% and 123% lift in movie attendance in each of these markets.

Source: Motion Picture Association of America 2016 Theatrical Market Statistics Report and Company Management.

Competition

The market for filmed entertainment ticketing services is intensely competitive and subject to rapid change. MoviePass’ potential competitors include Atom Tickets, MovieTickets.com, Fandango, AMC Entertainment Holdings Inc.’s AMC Stubs program, Regal Entertainment Group’s Regal Crown Club and Cinemark Holdings, Inc.’s Movie Club, as well as other potential exhibitors offering their own subscription services or loyalty programs.

AMC Stubs is a loyalty program offered by AMC Entertainment Holdings Inc. with approximately 10.8 million household members. Movie goers can join the loyalty program as either a basic member for free or a premiere member for $15. The basic membership offers free popcorn refills, up to a $2 discount on tickets on Tuesdays, $5 rewards for every 5,000 points (points are earned at a rate of 20 points for every $1 spent), waived online ticket fees and free popcorn on their birthday. Premiere members receive a $5 discount on tickets on Tuesdays, earn 100 points for every $1 spent and all the other benefits that come with the basic membership.

Regal Entertainment Group also offers a loyalty program with approximately 14 million active members called the Regal Crown Club. The program only has one membership option and is free to join. Regal Crown Club members earn credits for every $1 they spend on movie tickets and at concession stands. Points can be redeemed for rewards via the use of a physical card or a virtual card with Regal’s mobile app. Rewards include free concession items, merchandise, movie tickets and more.

On December 5, 2017, Cinemark Holdings Inc., launched Movie Club. Movie Club is a monthly subscription plan that allows subscribers to buy one movie ticket a month for a discounted price of $8.99. Members of the Movie Club can roll over unused tickets from month to month and receive a 20% discount on items bought at concession stands. Movie Club membership is only valid at Cinemark theaters.

Many of these competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than MoviePass does. Some of these competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than MoviePass does. In addition, MoviePass’ competitors may form or extend strategic alliances with studios, exhibitors and distributors that could affect adversely MoviePass’ ability to compete on favorable terms.

MoviePass Intellectual Property

MoviePass uses a combination of trademark, copyright and trade secret laws and confidentiality agreements to protect its proprietary intellectual property. MoviePass has a registered trademark for the MoviePass name. MoviePass has filed applications for several additional trademarks and two patents. MoviePass’ outstanding trademark and patent applications may not be allowed. Even if these applications are allowed, they may not provide MoviePass with a competitive advantage. To date, MoviePass has relied primarily on proprietary processes and know-how to protect its intellectual property related to its Web site, mobile application and fulfillment processes. Competitors may challenge successfully the validity and scope of MoviePass’ trademarks.

From time to time, MoviePass may encounter disputes over rights and obligations concerning intellectual property. MoviePass believes that its service offering does not infringe the intellectual property rights of any third party. However, it cannot assure you that MoviePass will prevail in any intellectual property dispute.

Sale of Convertible Promissory Notes

On August 16, 2017 and November 7, 2017, we issued convertible promissory notes (the “Notes”) to institutional investors pursuant to securities purchase agreements dated August 15, 2017 and November 6, 2017. As of December 11, 2017, we have received a total of $26,145,908 from the sale of the Notes and $977,142 from the exercise of a warrant issued to an institutional investor in the August 16, 2017 offering of Notes. As the Notes are structured, we have the potential to receive an additional $82,874,092 in loan proceeds from the Notes. The proceeds from the sale of the Notes has been used to increase the Company’s ownership stake in MoviePass and other general capital working purposes.

Entry into Employment Agreement

On December 11, 2017 (the “Effective Date”) we entered into an employment agreement with Theodore Farnsworth, our Chief Executive Officer.  The agreement has an initial term of five years and, following the expiration of the initial term, will be automatically renewed for additional consecutive terms of one year, unless either the Company or Mr. Farnsworth objects to the renewal upon at least 90 days prior to the commencement of the renewal term. The agreement includes the following compensation provisions:

Base Salary. Pursuant to the agreement, Mr. Farnsworth’s base salary will be $325,000 per year and will be increased on each anniversary of the Effective Date in an amount to be determined by the Board, but in no event less than $15,000.

Annual Bonus. For 2017, Mr. Farnsworth will receive a year-end cash bonus in the amount of $350,000 and an award of 53,255 shares of our common stock that will vest on February 15, 2019. The common stock has a value of $450,000, as determined by the last closing price of the common stock preceding the grant date (December 10, 2017). For each subsequent year of the term, Mr. Farnsworth will receive an annual bonus, made up of cash and shares of our common stock, as determined in the sole discretion of the Board based on its assessment of our performance and individual performance in relation to performance targets, a subjective evaluation of Mr. Farnsworth’s performance or such other criteria as may be established by the Board. The annual cash target bonus will be 25% of Mr. Farnsworth’s base salary and the annual award of shares of our common stock will have a value equal to 200% of his base salary, also determined by the closing price of the common stock on the grant date. Shares of common stock granted to Mr. Farnsworth in each subsequent year of the term will vest ratably at the end of each of the six calendar quarters subsequent to the calendar quarter in which the grant is made.

Market Capitalization Milestone Bonus. Mr. Farnsworth will receive a stock bonus based upon the Company’s achievement of certain market capitalization milestones during the term of the agreement, as set forth in the table below. Each award of common stock pursuant to a market capitalization milestone will vest upon the later of February 15, 2019 and the end of the applicable three-month period following the applicable date of the grant. The Company’s market capitalization for each applicable milestone and measurement period will be determined based on the market capitalization reported by Bloomberg LP.

Company Market Capitalization Milestone	Percentage
$100,000,000	3%
$150,000,000	3%
$200,000,000	4%
$250,000,000	4%
$300,000,000	5%
$350,000,000	5%
$400,000,000	7%
$450,000,000	7%
$500,000,000	9%
every additional $100,000,000 thereafter (cumulated with the preceding milestone)	10%

Each milestone above is a separate milestone for which Mr. Farnsworth may earn the applicable percentage. Mr. Farnsworth will be entitled to earn the applicable percentage for each milestone only once.

Capital Raise Bonus. Mr. Farnsworth will receive a one-time bonus of $1,000,000  payable no later than December 29, 2017 for his efforts in bringing capital sources that have been critical to the Company’s needs during 2017. Mr. Farnsworth may, in his sole discretion, subject to the Company’s and Mr. Farnsworth’s compliance with applicable legal and regulatory requirements, elect to accept unregistered shares of our common stock in lieu of the cash bonus described above, valued based on the last closing price of the common stock on The Nasdaq Stock Market preceding the execution of the Agreement.

Grant of Common Stock. In approving the employment agreement, the Board approved the issuance of 2,000,000 shares of common stock to Mr. Farnsworth, which have a market value of $16,900,000 based on the last closing price of the common stock preceding the grant date (December 10, 2017). The shares will vest in their entirety on February 15, 2019, which is 18 months following August 15, 2017, the date on which the Company entered into the MoviePass SPA. Pursuant to the terms of the MoviePass SPA, the Company was required to enter into a 5-year employment agreement with Mr. Farnsworth prior to the closing of the acquisition transaction contemplated by the MoviePass SPA, which occurred on December 11, 2017.

Each grant of common stock discussed above will be subject to approval by our stockholders to the extent required by the Listing Rules of The Nasdaq Stock Market, including Listing Rule 5635(c). We anticipate seeking stockholder approval during the first half of 2018.

For information regarding additional provisions included in Mr. Farnsworth’s employment agreement, please see the Current Report on Form 8-K filed we filed on December 12, 2017.

MoviePass/Fandor/Costco Subscription Offer

On December 12, 2017, MoviePass and Fandor, the streaming service with the largest collection of independent films, documentaries, international features and shorts; announced that both companies are partnering with Costco Wholesale Corporation (“Costco”) to offer a one-year subscription plan for a flat fee of $89.99. The subscription plan for both services will be available exclusively to Costco members and will cover a year of membership for both MoviePass and Fandor. The offer will only be available online at Costco.com for one week, from December 12 to December 18, 2017.

Current Outstanding Debt

We have outstanding, as of December 11, 2017, debt in the amount of $21,843,042.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

THE OFFERING

Series A Units offered by us	Series A Units with each Series A Unit consisting of (i) one share of common stock and (ii) one Series A Warrant.

Series B Units offered by us	Series B Units with each Series B Unit consisting of (i) one pre-funded Series B Warrant and (ii) one Series A Warrant.

Offering Price	$ per Unit.

Common stock outstanding after the offering	shares of common stock (assuming none of the pre-funded Series B Warrants or Series A Warrants issued in the offering are exercised)(1)

Warrants offered by us

Series A Warrants to purchase up to          shares of common stock. Each Series A Warrant will be exercisable for our common stock at a price of $          per share, subject to adjustment. Each Series A Warrant will be exercisable at any time on or after the first trading day following the one year anniversary of the date of issuance until the fifth anniversary of the initial exercise date.

Series B Warrants to purchase up to          shares of common stock. Each Series B Warrant will have an aggregate exercise price of $         per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment. Each Series B Warrant will be exercisable at any time on or after the issuance date until the fifth anniversary of the issuance date.

This prospectus supplement relates to the offering of the shares of our common stock issuable upon exercise of the Series B Warrants. We are not registering hereunder the shares of common stock issuable from time to time upon exercise of the Series A Warrants.

There is no established public trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants on any national securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Best Efforts

We have agreed to issue and sell the Series A Units and Series B Units offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell such securities on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of the securities offered hereby, but will use their best efforts to sell such securities. See “Underwriting” on page S-20.

Risk Factors

Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page S-10, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Use of Proceeds

We may use the net proceeds from the sale of the common stock and warrants offered by us under this prospectus supplement to increase the Company’s ownership stake in MoviePass or to support the MoviePass operations; to satisfy a portion or all of the amounts payable in connection with the convertible notes issued on August 16, 2017 and November 7, 2017, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses. We may also use the proceeds to make other acquisitions, although a specific acquisition target has not yet been identified. See “Use of Proceeds” on page S-14.

Nasdaq Capital Market Symbol	“HMNY”.

____________

(1)      The number of shares of common stock outstanding immediately after this offering is based on 14,250,484 shares of common stock outstanding as of December 11, 2017. The number of outstanding shares excludes:

•         885,000 shares of common stock available for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan, as of December 11, 2017;

•         374,446 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

•         288,640 shares of common stock reserved for the issuance of warrants to Palladium Capital Advisors LLC;

•         192,991 shares reserved for an institutional investor to be issued in exchange for the waiver of certain rights;

•         5,533,755 shares of common stock reserved for issuance to various officers and consultants;

•         4,000,001 shares of common stock issuable to MoviePass upon receipt of stockholder approval and conversion of the MoviePass Note; and

•         11,106,443 shares of common stock issuable upon the conversion of our outstanding convertible debt.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to our Business, this Offering and our Common Stock and Warrants

From the closing of the acquisition of MoviePass until its first anniversary, we are entitled to anti-dilution protection if our ownership percentage in MoviePass would decrease below 51%. After the first anniversary, we do not have any further anti-dilution protection and, therefore, we may own less than 51% of MoviePass’ outstanding common stock.

From the closing of our acquisition of MoviePass until its first anniversary, if MoviePass issues and/or sells any shares of MoviePass’ common stock, including upon exercise or conversion of any common stock equivalents, MoviePass will promptly issue to us such number of shares as is necessary for us to maintain an ownership percentage of 51% of the then outstanding shares of MoviePass’ common stock. If we sell or otherwise transfer any of the MoviePass Shares during the period from the Closing until the first anniversary of the Closing the above 51% ownership percentage will be adjusted to reflect the MoviePass Shares transferred.

We issued a total of $10,300,000 in convertible promissory notes on August 16, 2017 and $100,000,000 in convertible promissory notes on November 7, 2017. If all of the principal, interest and Make-Whole Amounts (as defined in the convertible promissory notes) is converted into shares of our common stock, the ownership of our stockholders will be substantially diluted.

On August 16, 2017 we issued convertible promissory notes in the aggregate principal amount of $10,300,000 in exchange for a cash payment of $220,000 and a promissory note from the investor in the amount of $8,800,000. On November 7, 2017 we issued convertible promissory notes in the aggregate principal amount of $100,000,000 in exchange for an aggregate cash payment of $5,000,000 and a promissory note from each investor (the “investor notes”) totaling in the aggregate $95,000,000. As of December 11, 2017, the holder of the August notes has converted $5,862,435 in principal amount and $49,253.05 in interest into an aggregate 1,482,639 shares of our common stock. Assuming that the notes issued by the investors are paid in full, we will owe to the holder of the notes issued in August a total of $4,624,773, including principal and interest, and we will owe the holders of the notes issued in November a total of $120,000,000, including principal, interest and Make-Whole Amounts. The holder of the notes issued in August may convert the amount we owe into shares of common stock at a price of $4.00 per share. The holders of the notes issued in November may convert the amount we owe into shares of our common stock at a price of $12.06 per share. If the holder of the August notes converted the entire $4,624,773 into shares of our common stock, we would be required to issue to the holder a total of 1,156,194 shares of our common stock. If the holders of the November notes converted the entire $120,000,000 into shares of our common stock, we would be required to issue to the investors, on a pro-rata basis, a total of 9,950,249 shares of our common stock. This amount of shares represents almost 70% of the number of shares we had outstanding on December 11, 2017. If we issue all of these shares, the ownership of our current stockholders will be substantially diluted.

The sale of shares issued to the investors in the August 16, 2017 and November 7, 2017 offerings of convertible promissory notes could have a material adverse effect on the market price of our common stock.

We have registered a portion of the shares of common stock underlying the convertible promissory notes and the warrant we issued on August 16, 2017.

While the shares of common stock we may issue to the investors in the November 7, 2017 offering of convertible promissory notes are not required to be registered, they may be sold pursuant to Rule 144 six months from that date, assuming that we meet the public information requirement of Rule 144. Furthermore, the shares of common stock underlying the convertible promissory notes we issued on August 16, 2017 that have not been registered will be available for sale pursuant to Rule 144 on February 16, 2018.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could have a material adverse effect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In connection with the acquisition of MoviePass, we issued a $12,000,000 convertible promissory note. If converted into shares of our common stock, the ownership of our stockholders will be substantially diluted.

On December 11, 2017, in connection with the acquisition of MoviePass, we issued the MoviePass Note in the principal amount of $12,000,000 as partial consideration for the acquisition of a majority of the stake in MoviePass. Upon receipt of approval from our stockholders in accordance with Nasdaq Listing Rule 5635, the entire unpaid and outstanding principal amount and any accrued unpaid interest thereon under the MoviePass Note will convert automatically into an aggregate of 4,000,0001 shares of our common stock. This amount of shares represents approximately 28% of the number of shares we had outstanding on December 11, 2017. If we obtain stockholder approval and issue these shares, the ownership of our current stockholders will be substantially diluted.

There currently is no market for MoviePass’ common stock and a market for such securities may not develop, which could adversely affect the liquidity and value of such securities.

We own a majority of the outstanding equity of MoviePass, consisting of common stock. There currently is no market for the MoviePass common stock. However, MoviePass may apply for listing of its common stock on the Nasdaq Stock Market or the New York Stock Exchange in the future. There can be no assurance that the MoviePass common stock will become listed. If the MoviePass common stock does become listed, an active trading market for such securities may not develop in the near term, if at all, or if it does develop, it may not be sustained. If an active trading market for the MoviePass common stock does develop, the market for such securities may be subject to price and volume volatility. In that case, or if MoviePass does not become listed, we may be unable to liquidate our investment in the MoviePass common stock at a time of our choosing. If we are unable to liquidate our investment in MoviePass at a time of our choosing, our financial position and the value of our common stock may be materially and adversely affected.

We have incurred and will continue to incur significant transaction costs in connection with the MoviePass transaction.

We have incurred significant costs in connection with the MoviePass Purchase Agreement and expect to incur additional expenses in connection with closing the transaction, including legal, accounting, financial consulting, and related fees. We may also incur fees and costs related to formulating integration plans. We may be unable to realize financial benefits with the acquisition that would allow us, over time, to offset the costs incurred in connection with the acquisition.

The price of our common stock has been volatile, and the market price of our common stock may decrease.

The per share price of our common stock has been volatile. Since January 1, 2017 the per share closing price of our common stock has been as low as $2.23 on May 16, 2017 and as high as $32.90 on October 11, 2017. Market prices for securities of technology companies have historically been particularly volatile. The factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

•         progress, or lack of progress, in developing and commercializing Zone’s RedZone Map technology;

•         our ability to recruit and retain qualified IT personnel;

•         our ability to derive financial benefits from our investment in MoviePass;

•         changes in the perception of investors and securities analysts regarding the risks to our business or the condition of our business;

•         changes in our relationships with key clients;

•         changes in the market valuation or earnings of our competitors or companies viewed as similar to us;

•         changes in key personnel;

•         changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•         the granting or exercise of employee stock options or other equity awards; and

•         general market and economic conditions.

In addition, the equity markets have experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies for a number of reasons, including reasons that may be unrelated to our business or operating performance. These broad market fluctuations may result in a material decline in the market price of our common stock and you may not be able to sell your shares at prices you deem acceptable. In the past, following periods of volatility in the equity markets, securities class action lawsuits have been instituted against public companies. Such litigation, if instituted against us, could result in substantial cost and the diversion of management attention.

While we are no longer a controlled company, Helios and Matheson Information Technology Ltd. and Theodore Farnsworth, our two largest stockholders (the “Principal Stockholders”), together own approximately 23.2% of our issued and outstanding voting securities. This concentration of stock ownership gives them substantial influence over us and could delay or prevent a change in corporate control.

As the holders of approximately 23.2% of our common stock, the Principal Stockholders may substantially influence the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, the Principal Stockholders have significant influence over our management and affairs, particularly Mr. Farnsworth, who is our Chief Executive Officer and the Chairperson of our Board of Directors. This concentration of ownership might harm the market price of our common stock by:

•         delaying, deferring or preventing a change in control;

•         impeding a merger, consolidation, takeover or other business combination involving us; or

•         discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Our ongoing investment in new technology is inherently risky, and could disrupt our business.

To remain competitive and grow we must continue to invest in new products and technologies and explore strategic investments. There is no assurance that these investment endeavors will be successful or that the products and technologies developed by these investments will be well received by the users. As our competitors use or develop new technologies, competitive pressures may force us to invest in developing or implementing new technologies at a substantial cost. We cannot be certain that we will be able to develop or implement technologies on a timely basis or at a cost that is acceptable to us. If we fail to develop or implement new technologies in a cost-effective manner, our operations and financial condition may be adversely affected.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock and warrants in this offering.

There is no public market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited. In addition the shares of common stock underlying the Series A Warrants will not be registered and may not be sold upon exercise unless we file a registration statement covering the sale of such shares of common stock or there is an available exemption from registration upon exercise.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering to increase our ownership stake in MoviePass or to support the MoviePass operations; to satisfy a portion or all of the amounts payable in connection with the convertible notes issued on August 16, 2017 and November 7, 2017, to the extent that they remain outstanding; and for general corporate purposes and transaction expenses. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

The underwriters are offering the Series A Units and Series B Units on a “best efforts” basis, and the underwriters are under no obligation to purchase any Series A Units or Series B Units for their own account. The underwriters are not required to sell any specific number or dollar amount of securities in this offering but will use their best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Units offered hereby, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million. The Series A Warrants are exercisable on or after the first trading day following the one year anniversary of the issue date and the Series B Warrants are exercisable on or after the issue date. We cannot predict when or if the Warrants will be exercised; it is possible that the Warrants may expire and may never be exercised.

We may use the net proceeds from the sale of Units offered by us under this prospectus supplement to increase our ownership stake in MoviePass or to support the MoviePass operations, and for general corporate purposes and transaction expenses. We may also use the proceeds to make other acquisitions, although a specific acquisition target has not yet been identified.

It is also possible that we may use a portion of the proceeds from this offering to satisfy a portion or all of the amounts payable in connection with the convertible notes issued on August 16, 2017 and November 7, 2017, to the extent that they remain outstanding.

As of December 11, 2017, there remained outstanding $4,571,440 in principal amount, plus $53,333 in interest that accrues at the rate of 6% per year, of the convertible notes issued on August 16, 2017. These notes will become due and payable on April 16, 2018. The proceeds from these notes were used primarily to increase our loan to MoviePass, thereby increasing the number of shares of common stock that were issued to us when the transaction closed.

As of December 11 2017, there is outstanding $17,125,908 in principal amount of the convertible notes issued on November 7, 2017. These notes accrue interest at the rate of 10% per year and become due and payable on November 7, 2019. The holders of the notes have an optional redemption right in the event the Company completes an equity or equity linked financing or at any time following the seven month anniversary of the issue date of the notes. Upon redemption or conversion of the notes, the noteholders are entitled to the total amount of interest that would have accrued with respect to the total amount being converted or redeemed from the applicable date of conversion or redemption through the maturity date. The proceeds received to date from these notes were used to exercise the investment option granted to us by MoviePass and for general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing instruments or other investment-grade securities.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”.

The following table sets forth the quarterly range of high and low sale prices of our common stock since January 1, 2015 as reported by Nasdaq. As of December 11, 2017, we had 14,250,484 shares of common stock outstanding and approximately 16 stockholders of record.

	High	Low
2017
October 1, 2017 through December 11, 2017	$32.90	$7.74
July 1, 2017 through September 30, 2017	$12.69	$2.41
April 1, 2017 through June 30, 2017	$3.81	$2.23
January 1, 2017 through March 31, 2017	$4.35	$2.45
2016
October 1, 2016 through December 31, 2016	$9.90	$3.30
July 1, 2016 through September 30, 2016	$13.70	$7.12
April 1, 2016 through June 30, 2016	$15.56	$1.03
January 1, 2016 through March 31, 2016	$1.99	$1.20
2015
October 1, 2015 through December 31, 2015	$2.20	$1.31
July 1, 2015 through September 30, 2015	$2.54	$2.05
April 1, 2015 through June 30, 2015	$3.53	$2.16
January 1, 2015 through March 31, 2015	$4.80	$1.43

During the years 2016 and 2015, we did not declare any dividends. We last declared a dividend of $0.08 per share to stockholders of record on February 18, 2014. The payment of dividends is at the discretion of our Board of Directors, who review many factors, including but not limited to profitability expectations, liquidity and financing needs, before making a determination that dividends will be paid. There is no guarantee that our Board of Directors will declare dividends in the future.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2017:

•         on an actual basis;

•         on a pro forma basis to give effect to our acquisition of MoviePass;

•         on a pro forma, as adjusted basis to give effect to our receipt of net proceeds of approximately $          million from the sale of Series A Units and Series B Units that we are offering at a price of $          per Unit after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

	As of September 30, 2017 (unaudited)
	Actual	Pro forma (as adjusted for MoviePass transaction)	Pro forma (as adjusted for the offering)(1)
Cash and cash equivalents	$1,663,879	$5,005,126
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted, as of September 30, 2017	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 8,544,554 issued and outstanding actual, and issued and outstanding, as adjusted, as of September 30, 2017(2)	$85,445	$125,445
Additional paid-in-capital	$72,445,147	$110,591,359
Accumulated deficit	$(98,593,770)	$(142,279,392)
Accumulated other comprehensive loss – foreign currency translation	$(113,057)	$(113,057)
Total stockholders’ equity (deficit)	$(26,176,235)	$(12,621,034)

____________

(1)      Assumes receipt of an aggregate of $     upon the exercise of all of the Series B Warrants sold in the offering.

(2)      The number of as adjusted issued and outstanding shares assumes the issuance of     shares of common stock issuable upon exercise of the Series B Warrants sold in the offering.

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the Warrants included in the Units and is based on 8,544,554 shares of common stock issued and outstanding as of September 30, 2017 and an additional 4,000,001 shares of common stock issued and outstanding following the conversion of the MoviePass Note but does not include the following:

•         374,446 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

•         288,640 shares of common stock reserved for the issuance of warrants to Palladium Capital Advisors LLC;

•         192,991 shares reserved for an institutional investor to be issued in exchange for the waiver of certain rights;

•         5,533,755 shares of common stock reserved for issuance to various officers and consultants; and

•         11,106,443 shares of common stock issuable upon the conversion of our outstanding convertible debt.

DILUTION

A purchaser of Units in this offering will be diluted immediately to the extent of the difference between the public offering price per Unit and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2017 was approximately $(35.7) million, or $(4.18) per share. After giving effect to our acquisition of MoviePass, our pro forma net tangible book value as of September 30, 2017 was approximately $(85.3) million, or $(6.80) per share. After giving effect to the sale by us of          Series A Units and          Series B Units at the public offering price of $         per Unit (which per Unit price assumes the exercise of all pre-funded Series B Warrants being offered in this offering for $0.001 per share), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2017 would have been approximately $         million, or $         per share. This represents an immediate increase in as adjusted net tangible book value of $         per share to existing stockholders and an immediate dilution of $         per share to new investors of Units in this offering. The following table illustrates the per share dilution to investors of Units in this offering:

Public offering price per Unit			$
Historical net tangible book value per share as of September 30, 2017		$(4.18)
Pro forma increase in net tangible book value as of September 30, 2017 attributable to the MoviePass acquisition		$(49.7)
Pro forma net tangible book value per share as of September 30, 2017 before giving effect to this offering		$(6.80)
Increase in pro forma net tangible book value per share after this offering	$
As adjusted pro forma net tangible book value per share as of September 30, 2017, after giving effect to this offering			$
Dilution per share to new investors			$

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options, restricted stock units and warrants having a per share exercise price less than the per Unit offering price to the public in this offering.

The above table is based on 8,544,554 shares of our common stock issued and outstanding as of September 30, 2017 and an additional 4,000,001 shares issued to MoviePass for purposes of calculating pro forma net tangible book value, and assumes the exercise of all of the pre-funded Series B Warrants for the purchase of      shares of our common stock included in the Units being offered and does not include the following:

•         885,000 shares of common stock available for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan, as of September 30, 2017;

•         374,446 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

•         288,640 shares of common stock reserved for the issuance of warrants to Palladium Capital Advisors, LLC;

•         192,991 shares reserved for an institutional investor to be issued in exchange for the waiver of certain rights;

•         5,533,733 shares of common stock reserved for issuance to various officers and consultants; and

•         11,106,443 shares of common stock issuable upon the conversion of our outstanding convertible debt.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering          Series A Units consisting of one share of our common stock and one Series A Warrant to purchase          shares of our common stock and          Series B Units consisting of one pre-funded Series B Warrant to purchase one share of common stock and one Series A Warrant to purchase       shares of our common stock, at a public offering price of $         per Unit. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the Series B Warrants but does not include the shares of common stock issuable upon exercise of the Series A Warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of the Securities that may be Offered/Description of Common Stock” beginning on page 8 of the accompanying prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants included in the Units we are offering and is subject in all respects to the provisions contained in the Warrants.

Series A Warrants

Form. The Series A Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Series A Unit will receive a Series A Warrant exercisable into        shares of common stock for each share of common stock included in the Series A Unit.

Exercisability. The Series A Warrants are exercisable on or after the first trading day following the one year anniversary of the date of issuance and will expire five years after their initial exercise date. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. The holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise if a registration statement covering the issuance or resale of the warrant shares is not available for the issuance or resale of such warrant shares, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series A Warrant.

Exercise Limitation.  A holder will not have the right to exercise any portion of the Series A Warrant if the holder (together with its affiliates and any other persons acting as a group within such holder) would beneficially own in excess of 4.99%, or 9.99%, if selected by the purchaser, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series A Warrants is $          per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the Series A Warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Adjustment. If, as of the exercise date, the Adjustment Price is less than the exercise price then in effect, the exercise price will automatically adjust to the Adjustment Price. The Adjustment Price is calculated by dividing the quotient obtained by dividing (x) the sum of the VWAP of our common stock for each trading day during the 10 consecutive trading day period ending and including the trading day immediately preceding the exercise date, by (y) 10.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, [the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock,] the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A Warrant.

Waivers and Amendments. The terms of a Series A Warrant may be amended or waived with the written consent of the Company and the holders of a majority of the then outstanding Series A Warrants.

Fractional Shares. No fractional shares will be issued upon exercise of the Series A Warrants. The Series A Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Series B Warrants

The pre-funded Series B Warrants will have an aggregate exercise price of $         per share of our common stock, all of which will be pre-funded except for a nominal exercise price of $0.001 per share of our common stock, subject to adjustment. They will be exercisable immediately and will expire on the five year anniversary of the issuance date. The holder will not have the right to exercise any portion of the Series B Warrant if the holder, together with its affiliates, would, subject to certain limited exceptions, beneficially own in excess of 9.99% of our common stock outstanding immediately after the exercise. The Series B Warrants include customary adjustment provisions that are substantially similar to the ones contained in the Series A Warrants.

UNDERWRITING

Canaccord Genuity Inc. is acting as the representative of the underwriters named below. We have entered into an underwriting agreement with the representative dated as of the date of this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, we have agreed to offer and sell to the public through the underwriters, and the underwriters have agreed, severally and not jointly, to sell up to the respective number of Series A Units and Series B Units shown opposite its name below at the public offering price shown on the cover page of this prospectus supplement on a best efforts basis.

Underwriters	Number of Series A Units	Number of Series B Units
Canaccord Genuity Inc.

Total

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any Series A Units or Series B Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Series A Units or Series B Units. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Each underwriter proposes to offer the Units directly to the public at the public offering price per Unit set forth on the cover page of this prospectus supplement. After the offering, these figures may be changed by the underwriters.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Underwriting Discount and Expenses

The following table shows the per Unit and total underwriting commission we will pay to the underwriters:

Per Unit	$
Total	$

We estimate that the total expenses of the offering payable by us, not including the underwriting commission, will be approximately $        . We have agreed to reimburse the underwriters for certain of their fees and expenses, including the expenses of counsel to the underwriters, in an amount not to exceed $          in the aggregate.

Lock-up Agreements

Our officers and directors and certain of our stockholders holding at least 5% of our outstanding shares of common stock, and each of their respective affiliates and associated partners, have agreed with the underwriters to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the date of this prospectus supplement, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing equity incentive plan and other customary carve outs to be set forth in the underwriting agreement. Canaccord Genuity Inc., as the representative of the underwriters, may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Listing; Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. We do not intend to list the Series A Warrants or Series B Warrants to be sold in this offering on any securities exchange.

The transfer agent for our common stock is Computershare. Our transfer agent’s address is 350 Indiana Street, Suite 750, Golden, Colorado 80401.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any short position by purchasing shares of common stock in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Electronic Delivery of Prospectus Supplements

A prospectus supplement in electronic format may be delivered to potential investors by the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by any underwriter is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Other Transactions

From time to time in the ordinary course of its businesses, the underwriters and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, or in the future may receive, customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, Los Angeles, California. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2016 and 2015, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included. Our consolidated financial statements for the years ended December 31, 2016 and 2015 are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement:

•         our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 14, 2017;

•         our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC on May 19, 2017, August 11, 2017 and November 14, 2017;

•         our Current Reports on Form 8-K filed with the SEC on January 4, 2017, January 17, 2017, January 23, 2017 (other than the portions of the filing that were furnished rather than filed), February 7, 2017, February 10, 2017, March 14, 2017, May 23, 2017 (other than the portions of the filing that were furnished rather than filed), June 5, 2017 (other than the portions of the filing that were furnished rather than filed), July 13 2017, August 15, 2017 (other than the portions of the filing that were furnished rather than filed), August 18, 2017, August 22, 2017, August 28, 2017, September 7, 2017, September 14, 2017, September 20, 2017, October 5, 2017, October 11, 2017 (other than the portions of the filing that were furnished rather than filed), October 17, 2017, October 23, 2017, October 24, 2017; October 31, 2017, November 6, 2017, November 13, 2017, November 17, 2017, November 20, 2017, November 22, 2017, November 24, 2017, November 30, 2017, December 1, 2017, December 11, 2017 and December 12, 2017;

•         the description of our common stock included in our Current Report on Form 8-K filed with the SEC on July 12, 2016;

•         the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the SEC on September 20, 2016; and

•         the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the SEC on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

PROSPECTUS

$50,000,000
Common Stock
Preferred Stock
Warrants
Units
Subscription Rights

______________

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of common stock, preferred stock, warrants, and units.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On September 20, 2016, the closing price of our common stock as reported by the Nasdaq Capital Market was $8.00 per share. On September 20, 2016, the aggregate market value of our voting and nonvoting common equity securities held by non-affiliates totaled $4,392,688. During the 12 month period prior to and including the date of this prospectus, we did not offer any securities pursuant to General Instruction I.B.6 of Form S-3.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2016.

______________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference”.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company”, “the Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to,

•         our ability to consummate the transactions contemplated by the Agreement and Plan of Merger, dated as of July 7, 2016, among us, our subsidiary Zone Acquisition Inc. and Zone Technologies, Inc., as amended;

•         our capital requirements and whether or not we will be able to raise capital when we need it;

•         changes in local, state or federal regulations that will adversely affect our business;

•         our ability to retain our existing clients and market and sell our services to new clients;

•         whether we will continue to receive the services of certain officers and directors;

•         our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•         our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

•         other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Since 1983, we have provided high quality IT services and solutions to Fortune 1000 companies and other large organizations.

Rapid technological advances and the wide acceptance and use of the Internet as a driving force in commerce accelerated the growth of the IT industry. These advances, including more powerful and less expensive computer technology, fueled the transition from predominantly centralized mainframe computer systems to open and distributed computing environments and the advent of capabilities such as relational databases, imaging, software development productivity tools, and web-enabled software. These advances expand the benefits that users can derive from computer-based information systems and improve the price-to-performance ratios of such systems. As a result, an increasing number of companies are employing IT in new ways, often to gain competitive advantages in the marketplace, and IT services have become an essential component of many companies’ long-term growth strategies. The same advances that have enhanced the benefits of computer systems rendered the development and implementation of such systems increasingly complex, popularizing the partnering with IT service providers like us for application development, support and related services.

In the past 6 to 8 years, we have seen a significant change in the volume, velocity and variety of data due to emerging technologies in computing power and with the proliferation and use of smart phones. This has unleashed the potential of Big Data, a collection of data sets so large and complex that it becomes difficult to process using on-hand database management tools or traditional data processing applications. The amount of data in the world is growing fast. Traditional digital databases are challenged to capture, store, search, share, analyze, and visualize this data deluge. Companies are relentlessly innovating to satisfy the increasingly demanding 21st century customer who lives many lives at once — online, mobile, global, local, blurring the lines between work and play, spoilt for choice and hungry for meaning and connection. It is now essential for business and IT organizations to work hand-in-hand to truly leverage the potential of Big Data — deepen customer engagement, realize operational efficiencies and essentially institutionalize data driven decision making.

We endeavor to provide high-quality, value-based offerings in the areas of application value management, application development, integration, independent validation, infrastructure and information management and analytics services. We believe that our integrated service of Big Data technology, advanced analytics and data visualization empowers our clients to unlock the value of data to make better decisions.

Our clients consist primarily of Fortune 1000 companies and other large organizations. Our clients and prospective clients operate in a diverse range of industries and historically have been concentrated in the banking, financial services, insurance and healthcare industries. Our goal is to realize consistent growth and competitive advantage through the following strategic initiatives:

•         Expand Existing Client Market Share. We are endeavoring to expand our penetration and market share within our existing client base through client focused sales and marketing initiatives allowing us to offer existing clients a broad suite of technology and analytics services.

•         Expand Client Base. One of our goals is to expand our client base, particularly in the financial services sector. We are endeavoring to broaden the geography of our client base by offering services to many of our existing clients in their offices outside New York and New Jersey and using such contacts as a gateway into new geographies. During the second quarter of 2016, we began working with credit unions in Silicon Valley, California to transform their current systems to include data analytics and insights that will enhance the customer experience and modernize their legacy systems. We are also working with Terafina to implement an Omni Channel Sales and Service platform for the largest credit union in southeastern Washington state to help grow the credit union’s membership and enhance its relationships with its existing members.

•         Global Delivery. We are dedicated to providing a flexible delivery model to our clients, which allows for dynamically configurable “right shoring” of service delivery based on each client’s needs.

•         Operational Efficiency. We keep a tight rein on discretionary expenditures and selling, general and administrative expenses to enhance our competitiveness.

•         Merger with Zone Technologies, Inc. Through the merger with Zone Technologies, Inc., we intend to leverage our artificial intelligence capabilities, and deep learning and analytics expertise to enable RedZone Maps, a fully functioning app available in the App Store, to further enhance and expand its crime mapping capabilities globally. We believe that integrating our technology with RedZone Maps will allow for a faster, more accurate and more precise mapping application. We intend to employ the latest tools to ingest crime data and to classify, normalize and unify the data as single source of truth (SSOT) to be analyzed using deep machine learning and artificial intelligence techniques to generate context related signals and draw insights.

Controlled Company

Helios and Matheson Information Ltd. is an information technology services organization with corporate headquarters in Chennai, India and the beneficial owner of approximately 75% of our outstanding common stock. Our Board of Directors has determined that we meet the definition of a “controlled company” as defined by Rule 5615(c) of the Nasdaq Listing Rules. A “controlled company” is defined in Rule 5615(c) as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. Certain Nasdaq requirements do not apply to a “controlled company”, including requirements that: (i) a majority of its Board of Directors must be comprised of “independent” directors as defined in Nasdaq’s rules; and (ii) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.01 per share, is currently traded on The Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of Helios and, if the Merger is consummated, of Zone. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

•         the net tangible book value per share of our equity securities before and after the offering;

•         the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•         the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information”.

We have 32,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 30,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of September 20, 2016 we had 2,330,438 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. On September 20, 2016, the last sale price of our common stock was $8.00 per share. The transfer agent and registrar for our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•         the title of the equity warrants;

•         the initial offering price;

•         the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•         if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•         the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•         if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•         anti-dilution provisions of the equity warrants, if any;

•         redemption or call provisions, if any, applicable to the equity warrants;

•         any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•         the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•         the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         any unit agreement under which the units will be issued; and

•         any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•         the price, if any, for the subscription rights;

•         the exercise price payable for each share of common stock, preferred stock, or other securities upon the exercise of the subscription rights;

•         the number of subscription rights issued to each stockholder;

•         the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

•         the extent to which the subscription rights are transferable;

•         any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•         the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•         the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•         if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•         to or through underwriters, brokers or dealers;

•         directly to one or more other purchasers;

•         through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•         through agents on a best-efforts basis;

•         in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•         otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•         enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•         sell shares of common stock short and deliver the shares to close out short positions;

•         enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•         loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•         the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•         any underwriting discounts and other items constituting underwriters’ compensation;

•         any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•         any commissions allowed or paid to agents;

•         any other offering expenses;

•         any securities exchanges on which the securities may be listed;

•         the method of distribution of the securities;

•         the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•         any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•         at a fixed price or prices, which may be changed;

•         at market prices prevailing at the time of sale;

•         at prices related to such prevailing market prices;

•         at varying prices determined at the time of sale; or

•         at negotiated prices.

Such sales may be effected:

•         in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•         in transactions in the over-the-counter market;

•         in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•         through the writing of options; or

•         through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, 11377 W. Olympic Boulevard, Los Angeles, California.

EXPERTS

Rosenberg Rich Baker Berman & Company, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements for the year ended December 31, 2015 are incorporated by reference in reliance on Rosenberg Rich Baker Berman & Company’s report, given on their authority as experts in accounting and auditing. Mercadien, P.C., Certified Public Accountants, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements for the year ended December 31, 2014 are incorporated by reference in reliance on Mercadien, P.C.’s report, given on their authority as experts in accounting and auditing. EisnerAmper LLP, independent registered public accounting firm, has audited the financial statements of Zone Technologies, Inc. included in our Current Report on Form 8-K/A for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement in which this prospectus is included. The financial statements of Zone Technologies, Inc. for the year ended December 31, 2015 are incorporated by reference in reliance on EisnerAmper LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on March 28, 2016;

•         Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on April 29, 2016;

•         Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as filed with the SEC on May 16, 2016 and August 15, 2016, respectively;

•         Our Current Reports on Form 8-K filed with the SEC on March 4, 2016, March 10, 2016, April 6, 2016, May 25, 2016, June 6, 2016 (other than the portions of such filings that were furnished rather than filed), July 12, 2016 (other than the portions of the filing that were furnished rather than filed), as amended on September 20, 2016, July 20, 2016, July 26, 2016 (other than the portions of the filing that were furnished rather than filed), August 31, 2016, September 8, 2016, and September 22, 2016.

•         The description of our common stock included in our Current Report on Form 8-K filed with the SEC on July 12, 2016.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

HELIOS AND MATHESON ANALYTICS INC.

Series A Units consisting of One Share of Common Stock and One Series A
Warrant to Purchase                  Shares of Common Stock

Series B Units consisting of One Pre-Funded Series B Warrant to
Purchase One Share of Common Stock and One Series A Warrant to
Purchase          Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Bookrunner

Canaccord Genuity

December , 2017